Exhibit 10.4

Convertible Promissory Note

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE HOLDER HEREOF SHOULD CONTACT THE RESPONSIBLE OFFICER OF THE ISSUER AT THE ISSUER’S PRINCIPAL OFFICE, CURRENTLY 60 N 1400 W, CENTERVILLE, UT 84014, TO OBTAIN THE INFORMATION RELATED TO THIS NOTE’S ORIGINAL ISSUE DISCOUNT CALCULATIONS. THIS LEGEND IS INTENDED TO SATISFY THE ORIGINAL ISSUE DISCOUNT REPORTING REQUIREMENTS UNDER TREASURY REGULATIONS SECTION 1.1275-3.

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FOR VALUE RECEIVED, TruGolf, Inc., a Delaware corporation (the “Issuer”), hereby unconditionally, promises to pay to                                            (“Holder”) at the office of the Holder                                  , or at such other place as Holder may from time to time designate in writing to Issuer, in lawful money of the United States of America and in immediately available funds, the principal sum of _________ Dollars ($__________). This Convertible Promissory Note (this “Note”) is issued in accordance with the provisions of that certain Loan Agreement dated as of the date hereof, among the Issuer and Holder (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and is entitled to the benefits of the Loan Agreement and the other Transaction Documents, and reference is hereby made to the Loan Agreement for a statement of the terms and conditions under which the Note evidenced hereby is required to be repaid. All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Note as defined in the Loan Agreement.

The outstanding principal balance of the portion of the Note evidenced by this Note shall be due and payable as provided for in the Loan Agreement.

Section 1. Definitions.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 3(d).

“Buy-In” shall have the meaning set forth in Section 3(c)v.

“Common Stock” means the shares of the Company’s Class A common stock, par value $0.0001.

“Conversion” shall have the meaning ascribed to such term in Section 3(a).

“Conversion Date” shall have the meaning set forth in Section 3(a).

“Conversion Price” shall have the meaning set forth in Section 3(b).

“Conversion Shares” means, collectively, the Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Note Register” shall have the meaning set forth in Section 2(c).

“Equity Conditions” means, on each of the days during the period in question, (a) the Issuer shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notices of Conversion of the Holder, if any, (b) the Issuer shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c)(i) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Common Stock issuable pursuant to the Transaction Documents (and the Issuer believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Conversion Shares issuable pursuant to this Note (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by counsel to the Issuer, (d) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Issuer believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 3(d) herein, (h) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated and (i) the applicable Holder is not in possession of any information provided by the Issuer, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, that constitutes, or may constitute, material non-public information.

“Exempt Issuance” means the issuance of (a) Common Stock, options or other equity awards to employees, officers or directors of the Issuer pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Issuer, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Issuer, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating Issuer or an owner of an asset and shall provide to the Issuer additional benefits in addition to the investment of funds, but shall not include a transaction in which the Issuer is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Fundamental Transaction” shall have the meaning set forth in Section 4(b).

“Interest Conversion Rate” means 90% of the lowest VWAP for the 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the date on which interest is paid in Common Stock (adjusted for share splits, share dividends or similar events).

“Interest Conversion Shares” shall have the meaning set forth in Section 2(a).

“Interest Notice Period” shall have the meaning set forth in Section 2(a).

“Interest Payment Date” shall have the meaning set forth in Section 2(a).

“Interest Share Amount” shall have the meaning set forth in Section 2(a).

“Issue Date” means the date first identified in this Note.

“Make-Whole Amount” shall have the meaning set forth in Section 3(c)(i).

“Notice of Conversion” shall have the meaning set forth in Section 3(a).

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Registration Statement” means a registration statement covering the resale of the underlying shares by each Holder.

“Share Delivery Date” shall have the meaning set forth in Section 3(c)(ii).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock is then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Issuer, the fees and expenses of which shall be split by the Issuer and the Purchasers.

Section 2. Interest.

(a) The Issuer shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 10% per annum, payable quarterly on January 1, April 1, July 1 and October 1, beginning 30 days after the Issue Date, on each Conversion Date and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or, at the Holder’s option, in duly authorized, validly issued, fully paid and non-assessable Common Stock (the “Interest Conversion Shares”) at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that the Holder may only choose to receive Interest Conversion Shares and payment in Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) on the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such Common Stock is actually issued to the Holder, (ii) the Holder shall have given the Issuer notice in accordance with the notice requirements set forth below (other than the Make-Whole Amount which shall require notice from the Holder within three (3) Trading Days of a Notice of Conversion), and (iii) as to any Interest Share Amount, the effective rate of interest shall be calculated at 15% per annum. An interest payment may be deferred from time to time with the mutual written consent of the parties so long as such consent is made prior to the Interest Payment Date. The outstanding interest payment shall not accrue further interest during the deferment and such payment shall be due on the following Interest Payment Date. Notwithstanding the foregoing, the Issuer shall have the ability to elect to pay the interest payments in cash or in Interest Conversion Shares if the Issuer’s Common Stock’s VWAP is less than $6.00 per share for 5 consecutive Trading Days ending on the Trading Day that is immediately prior to Interest Payment Date. However, the Issuer may only election to pay in Interest Conversion Shares if all of the Equity Conditions have been met (unless waived by the Holder in writing). Notwithstanding anything to the contrary, during any periods that the Note is outstanding and an Event of Default is occurring, the interest rate shall be 15% per annum for all interest payments paid in cash and 18% per annum for all interest payments paid in stock. Furthermore, except after receiving Shareholder Approval, neither the Holder nor the Issuer, including any potential aggregation with a third party which is part of a single plan of financing may utilize its above discretion to receive or issue Interest Conversion Shares if such issuance would exceed the Nasdaq 19.99% Cap.

(b) Subject to the terms and conditions herein, the decision whether to pay interest hereunder in cash, Common Stock or a combination thereof shall be at the sole discretion of the Holder. Prior to the commencement of any Interest Notice Period, the Holder shall deliver to the Issuer a written notice of its election to receive interest hereunder on the applicable Interest Payment Date either in cash, Common Stock or a combination thereof (other than with respect to any Make-Whole Payment which election shall be made within three (3) Trading Days of the applicable Conversion Date). During any Interest Notice Period (or after the election is made in connection with a Make-Whole Payment), the Holder’s election (whether specific to an Interest Payment Date or continuous) shall be irrevocable as to such Interest Payment Date. Subject to the aforementioned conditions, failure to timely deliver such written notice to the Issuer shall be deemed an election by the Holder to receive the interest on such Interest Payment Date in cash.

(c) Interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Payment of interest in Common Stock (other than the Interest Conversion Shares issued prior to an Interest Notice Period) shall otherwise occur pursuant to Section 3 herein and, solely for purposes of the payment of interest in shares, the Interest Payment Date shall be deemed the Conversion Date. Interest shall cease to accrue with respect to any principal amount converted, provided that, the Issuer actually delivers the Conversion Shares within the time period required by Section 3(c) herein. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Issuer regarding registration and transfers of this Note (the “Note Register”). Except as otherwise provided herein, if at any time the Issuer pays interest partially in cash and partially in Common Stock to the holders of the Note, then such payment of cash shall be distributed ratably among the holders of the then-outstanding Notes based on their (or their predecessor’s) initial purchases of Notes pursuant to the Loan Agreement.

(d) All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full. Notwithstanding anything to the contrary contained herein, if, on any Interest Payment Date the Holder has elected to pay accrued interest in the form of Common Stock but the Issuer is not permitted to pay accrued interest in Common Stock because it fails to satisfy the conditions for payment in Common Stock set forth in Section 2(a) herein, then, at the option of the Holder, the Issuer, in lieu of delivering either Common Stock pursuant to this Section 2 or paying the regularly scheduled interest payment in cash, shall deliver, within three (3) Trading Days of each applicable Interest Payment Date, an amount in cash equal to the product of (x) the number of Common Stock otherwise deliverable to the Holder in connection with the payment of interest due on such Interest Payment Date multiplied by (y) the lowest VWAP during the period commencing on the Interest Payment Date and ending on the Trading Day prior to the date such payment is actually made

Section 3. Conversion.

(a) Voluntary Conversion. Subject to the Nasdaq 19.99% Cap except after Shareholder Approval, at any time after the date that hereof until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 3(d) hereof) (each a “Conversion”). The Holder shall effect conversions by delivering to the Issuer a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted, the Make-Whole Amount (as defined below) and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Issuer unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Issuer’s obligation to deliver the shares on the Share Delivery Date. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Issuer shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Issuer may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $[    ]1, subject to adjustment herein (the “Conversion Price”).

(c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. Subject to the Nasdaq 19.99% Cap, except after Shareholder Approval, the number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing the outstanding principal amount of this Note to be converted by (y) the Conversion Price. Additionally, on each Conversion Date, the Company shall pay to the Holder in duly authorized, validly issued, fully paid and non-assessable Common Stock (the “Make-Whole Shares”) at the Interest Conversion Rate, or a combination thereof, the sum of (A) all accrued interest on this Note to date plus (B) all interest that would otherwise accrued on such principal amount of this Note if such converted principal would be held to the Maturity Date (the amount in clause (B), (the “Make-Whole Amount”). Notwithstanding the foregoing, the Issuer shall have the ability to elect to pay the Make-Whole Amount in cash or in Make-Whole Shares if the Issuer’s Common Stock’s VWAP is less than $6.00 per share for 5 consecutive Trading Days ending on the Trading Day that is immediately prior to the make-whole payment. Further, should the issuance of the Make-Whole Shares result in exceeding the Nasdaq 19.99% Cap, except after Shareholder Approval, the Make-Whole Amount shall be paid in cash.

ii. Delivery of Conversion Shares Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Issuer shall deliver, or cause to be delivered, to the Holder (A) the Conversion Shares and any Make-Whole Shares, if applicable, which, on or after the earlier of (i) the six month anniversary of the Issue Date to the extent permitted under the Securities Act or (ii) the Effectiveness Date (as defined in the Loan Agreement), shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Loan Agreement) representing the number of Conversion Shares or Make-Whole Shares, if applicable, being acquired upon the conversion of this Note and (B) a bank check in the amount of accrued and unpaid interest (if the Holder has elected or if the Issuer is required to pay accrued interest in cash). On or after the earlier of (i) the six-month anniversary of the Issue Date to the extent permitted under the Securities Act or (ii) the Effectiveness Date, the Issuer shall deliver any Conversion Shares or Make-Whole Shares, if applicable, required to be delivered by the Issuer under this Section 3 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares or Make-Whole Shares, if applicable, are not delivered to or as directed by the applicable Holder by the 3rd Trading Day following the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Issuer at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Issuer shall promptly return to the Holder any original Note delivered to the Issuer and the Holder shall promptly return to the Issuer the Conversion Shares or Make-Whole Shares, if applicable, issued to such Holder pursuant to the rescinded Conversion Notice.

1 [Insert lower of $10 or lowest 10-day VWAP post Business Combination close with a floor price of $5.00]

iv. Obligation Absolute; Partial Liquidated Damages. The Issuer’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Issuer other than the terms hereof, and irrespective of any other circumstance (other than a violation of law or a violation of the Nasdaq 19.99% Cap) which might otherwise limit such obligation of the Issuer to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Issuer of any such action the Issuer may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof in accordance with the terms hereof, the Issuer may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of any other agreement or for any other reason (other than a violation of law), unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained. In the absence of such injunction, the Issuer shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion.

v. Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. In addition to any other rights available to the Holder, if the Issuer fails for any reason to deliver to the Holder such Conversion Shares by the 3rd Trading Day following the Share Delivery Date pursuant to Section 3(c)ii, and if after such 3rd Trading Day following the Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such 3rd Trading Day following the Share Delivery Date (a “Buy-In”), then the Issuer shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Issuer had timely complied with its delivery requirements under Section 3(c)ii. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Issuer, evidence of the amount of such loss.

vi. Reservation of Shares Issuable Upon Conversion. The Issuer covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note (including the Make-Whole Shares), each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of Common Stock as shall (subject to the terms and conditions set forth in the Loan Agreement) be issuable (taking into account the adjustments and restrictions of Section 3(d)) upon the conversion of the then outstanding principal amount of this Note and payment of interest hereunder (including the Make-Whole Shares) which shall be evidenced by the Company in the TA Instruction Letter in accordance with the terms and conditions in the Loan Agreement. The Issuer covenants that all Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public resale in accordance with such Registration Statement.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Issuer shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Issuer shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Issuer shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid. The Issuer shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(d) Holder’s Conversion Limitations. The Issuer shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Issuer subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes or the Warrants) beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 3(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which principal amount of this Note is convertible shall be in the reasonable discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation, and the Issuer shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 3(d), in determining the number of outstanding Common Stock, the Holder may rely on the number of outstanding Common Stock as reflected in (A) the Issuer’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Issuer, or (C) a more recent written notice by the Issuer or the Issuer’s transfer agent setting forth the number of shares Common Stock outstanding. Upon the written or oral request of a Holder, the Issuer shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Issuer, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of Common Stock issuable upon conversion of this Note. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

(e) Transfer Restriction. Notwithstanding anything to the contrary in this Note, until the date that is six (6) months after the date hereof, the Common Stock issued upon conversion of this Note may not be directly or indirectly transferred, pledged, sold or otherwise disposed of without the prior written consent of the Issuer (which written consent shall not be unreasonably withheld).

Section 4. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Issuer, at any time while this Note is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any Common Stock issued by the Issuer upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding Common Stock into a larger number of shares, (iii) combines (including by way of a reverse share split) outstanding Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of Common Stock, any shares of capital stock of the Issuer, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Common Stock (excluding any treasury shares of the Issuer) outstanding immediately before such event, and of which the denominator shall be the number of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Issuer, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Issuer with or into another Person, (ii) the Issuer (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Issuer or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of more than 50% of the outstanding Common Stock, (iv) the Issuer, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Issuer, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 3(d) on the conversion of this Note), the consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 3(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Issuer shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.

(c) Anti-Dilution Adjustments to Conversion Price. If the Company or any subsidiary thereof, as applicable, at any time while this Note is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or securities entitling any person or entity to acquire shares of Common Stock (upon conversion, exercise or otherwise), at an effective price per share less than the then Conversion Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced at the option of the Holder and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. For an avoidance of doubt, Conversion Price under this Section 4(c) shall not be subject to a floor price and shall adjust in accordance with this section upon a Dilutive Issuance. The Company shall notify the Holder in writing, no later than two (2) Trading Days following the issuance of any shares of Common Stock or Common Stock Equivalents subject to this Section 4(c), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4(c), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Conversion. The foregoing shall not apply to any Exempt Issuance.

(d) Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Issuer) issued and outstanding.

(e) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 4, the Issuer shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Issuer shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Issuer shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Issuer shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Issuer shall be required in connection with any reclassification of the Common Stock (excluding any events set forth in Section 4(a) above), any consolidation or merger to which the Issuer (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Issuer, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer, then, in each case, the Issuer shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least fifteen (15) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to convert this Note during the 15-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 5. Certain Covenants.

(a) Distributions on Capital Stock. So long as the Issuer shall have any obligation under this Note, the Issuer shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Issuer’s disinterested directors.

(b) Restrictions on Stock Repurchases. So long as the Issuer shall have any obligation under this Note, the Issuer shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Issuer or any warrants, rights or options to purchase or acquire any such shares.

(c) Reserved.

(d) Sale of Assets. So long as the Issuer shall have any obligation under this Note, the Issuer shall not, without the Holder’s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets shall be conditioned on a specified use of the proceeds towards the repayment of this Note.

(e) Advances and Loans. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder’s written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000

(f) Section 3(a)(9) or 3(a)(10) Transaction. So long as this Note is outstanding, the Issuer shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(l0) of the Securities Act (a “3(a)(l0) Transaction”). In the event that the Issuer does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(l0) Transaction while this Note is outstanding, a liquidated damages charge of 10% of the outstanding principal balance of this Note, and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note.

(g) Non-Circumvention. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

Section 6. Registration Rights. In accordance with the terms and conditions of the Loan Agreement, the Company and the Holder shall execute the Registration Rights Agreement.

Section 7. Miscellaneous.

(a) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b) Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Issuer and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Loan Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(c) Presentment. Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by the Issuer.

(d) Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(e) Submission to Jurisdiction. Each of the parties to this Agreement irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of Florida and of the United States District Court of the Southern District of Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for the recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(f) Loan Agreement Terms. In addition to and without limitation of any of the foregoing, this Note shall otherwise be subject to all of general terms and conditions contained in the Loan Agreement, mutatis mutandis.

(g) Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Issuer shall provide the Holder with prior notification of any meeting of the Issuer’s shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Issuer of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Issuer or any proposed liquidation, dissolution or winding up of the Issuer, the Issuer shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Issuer shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 7(g) including, but not limited to, name changes, recapitalizations, etc. as soon as possible under the law.

(h) Usury. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable provision shall automatically be revised to equal the maximum rate of interest or other amount deemed interest permitted under applicable law. The Issuer covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Issuer from paying all or a portion of the principal or interest on this Note.

(i) Remedies. The Issuer acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Issuer acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Issuer of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, including the Liquidated Damages Penalty and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. No provision of this Note shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed.

(j) Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

(k) Binding Effect. Whenever in this Note reference is made to Holder or an Issuer, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon each Issuer and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns.

IN WITNESS WHEREOF, the undersigned have executed this Note the day and year first written above written intending to be legally bound hereby.

ISSUER:

TruGolf, Inc.

By:
Name:
Title:

HOLDER

Acknowledged and Agreed:

By:
Name:
Title:

Signature Page to Convertible Promissory Note

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Convertible Promissory Note of TruGolf Inc., a Delaware Corporation (the “Issuer”), into shares of common stock (the “Common Stock”), of the Issuer according to the conditions hereof, as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Issuer in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Issuer that its ownership of the Common Stock does not exceed the amounts specified under Section 3(d) of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_____ of Interest Accrued on Account of Conversion at Issue.

Number of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Or

DWAC Instructions:

Broker No:_________________

Account No:_________________